Exhibit (a)(1)(G)

Intevac Stock Option Exchange Program Page 1 of 1 WELCOME TO THE INTEVAC STOCK OPTION EXCHANGE PROGRAM WEB SITE Click on the links below to view details of the Intevac Stock Option Exchange Program: Stock Option Exchange Program Documents Summary of the Stock Option Exchange Program Supplemental FAQ If you are an eligible option holder, please click the Continue button to log in. Continue These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support. Intevac may extend the expiration date of the Stock Option Exchange Program in its discretion The Intevac Stock Option Exchange Program expires at 9:00 p.m. Pacific Time on August 6, 2013. If you have questions, please contact the Computershare Call Center, Monday through Friday 8 a.m. to 8 p.m. Eastern Time at: 877-298-6228 (toll free from within the U.S.) +1-201-680-6973 (call collect from outside the U.S.) https ://www. corp-action.net/Intevac/Default. aspx 7/2/2013

Intevac Stock Option Exchange Program Intevac Stock Option Exchange Program Page 1 of 1 Enter your 9-digit Personal Identification Number (PIN) that you received via e-mail from intevacoptionexchange@computershare.com on July, 2013. Please do not enter spaces. If you do not have your PIN, please contact the Computershare Call Center at the numbers below. Continue The Intevac Stock Option Exchange Program expires at 9:00 p.m. Pacific Time on August 6, 2013. If you have questions, please contact the Computershare Call Center, Monday through Friday 8 a.m. to 8 p.m. Eastern Time at: 877-298-6228 (toll free from within the U.S.) +1-201-680-6973 (call collect from outside the U.S.) https ://www. corp-action.net/Intevac/Login.aspx 7/2/2013

Intevac Stock Option Exchange Program Intevac Stock Option Exchange Program Page 1 of 1 You have entered an Invalid PIN. Please contact the Computershare Call Center, Monday through Friday 8 a.m. to 8 p.m. Eastern Time at the numbers below. The Intevac Stock Option Exchange Program expires at 9:00 p.m. Pacific Time on August 6, 2013. If you have questions, please contact the Computershare Call Center, Monday through Friday 8 a.m. to 8 p.m. Eastern Time at: 877-298-6228 (toll free from within the U.S.) +1-201-680-6973 (call collect from outside the U.S.) https ://www.corp-action.net/Intevac/invalid.aspx 7/2/2013

Intevac Stock Option Exchange Program Page 1 of 2 STOCK OPTION EXCHANGE ELECTION FORM Current Date Jul-02-2013 Employee ID 66666 Name and Address john doe 123 Test Drive Ave TestSite, PA 12345 United States Hello john, below are your current eligible options. Please make your exchange selection by clicking the “Exchange” or “Do Not Exchange” button for each eligible option grant and then click Submit. Click here to access the Option Exchange Analysis Tool to help you evaluate your eligible options. Eligible Option Grant # Grant Date of Eligible Options Eligible Vested Options Unvested Total Exercise Price of Eligible Options Number of New Options if Eligible Options are Exchanged Make ONE Election for each eligible grant Post Exchange Vesting Period 666661 Feb-10-2005 4,500 0 4,500 $7.93 2,571 Exchange Do Not Exchange *** Please see below 666662 Aug-30-2006 3,000 0 3,000 $16.13 857 Exchange Do Not Exchange *** Please see below 666663 Aug-30-2007 3,000 0 3,000 $16.13 857 Exchange Do Not Exchange *** Please see below 666664 i Aug-21-2008 2,000 0 2,000 $11.16 1,143 Exchange Do Not Exchange *** Please see below 666665 i May-20-2010 1,875 625 2,500 $11.84 1,429 Exchange Do Not Exchange *** Please see below 666664 May-19-2011 1,250 1,250 2,500 $11.33 1,429 Exchange Do Not Exchange *** Please see below *** 1/3 of the shares subject to the new options will vest on each of the first three (3) anniversaries of the new option grant date, subject to your continued service. You acknowledge that: (1) the Stock Option Exchange Program is a discretionary program established by Intevac and may be amended, extended or terminated by Intevac as provided in the Offer to Exchange Certain Outstanding Options for New Options (“Offer to Exchange”); and (2) the new options to be granted under the Stock Option Exchange Program are discretionary in nature and such grant does not create any contractual or other right to receive future equity or cash compensation, payments or benefits. By clicking below, you agree to the terms and conditions of this Stock Option Exchange Program as described in the Offer to Exchange and related documents, including the Election Form and the Withdrawal Form. Submit https ://www. corp-action.net.Intevac/model . aspx 7/2/2013

Modeling Page Page 1 of 1 Option Exchange Analysis Tool Current Date Jul-02-2013 Employee ID 44444 Name and Address john doe 123 Test Drive Ave TestSite, PA 12345 United States This tool is designed to help you decide if you want to participate in the Stock Option Exchange Program. Click the “Update” button after you have entered any new prices to see the revised potential gains. Insert Assumed Future Stock Price Insert Assumed New Option Updates the chart to compare what the potential gains could be on your original option grants versus the new option grants. Eligible Option Grant # Grant Date of Eligible Options Eligible Options Exercise Price of Eligible Options Assumed Gain on Eligible Options Exchange Ratio Number of Shares Subject to New Option if Eligible Options Exchanged Assumed Gain on New i Options Est. Break Even Price™ Vested Unvested Total 444441 Aug-30-2006 750 0 750 $16.13 N/A 3.50 214 N/A $22.58 444442 Aug-21-2008 1.000 0 1,000 $ 11 16 N/A 1.75 571 N/A $ 26 04 444443 May-20-2010 1.125 375 1,500 $ 11.84 N/A 1.75 857 N/A $27.63 444444 May-19-2011 750 750 1,500 $11 33 N/A 1.75 857 n/a $ 26.44 Assumed Gain on Eligible Options 11 Assumed Gain on New Options * Modeling does not take into account potential differences in tax treatment or the vesting schedule of the new options. ** Represents the stock price at which eligible options would have roughly the same value as the new options, based on the future stock price and new grant strike price entered above. Enter the desired future stock price and click Update to view potential effects related to your participation in the Stock Option Exchange Program. | Return Return to the Stock Option Exchange Election Form The Intevac Stock Option Exchange Program expires at 9:00 p.m. Pacific Time on August 6, 2013. If you have questions, please contact the Computershare Call Center, Monday through Friday 8 a.m. to 8 p.m. Eastern Time at: 877-298-6228 (toll free from within the U.S.) +1-201-680-6973 (call collect from outside the U.S.) https ://www. corp-action.net/Intevac/Confirmation.aspx 7/2/2013

Intevac Stock Option Exchange Program Page 1 of 1

INTEVAC

ELECTION CONFIRMATION

Current Date
Jul-02-2013

Intevac's Stock Option Exchange Program Expires August 6, 2013 @ 9:00 p.m. PT

Employee ID
44444

Name and Address
john doe
123 Test Drive Ave
TestSite, PA 12345 United States

Confirmation#
44444444070213121627

Please print this page for your records. Please note, you may re-enter the site to view and/or change your election at any time before the Stock Option Exchange Program expires.

Eligible Option Grant #	Grant Date of Eligible Options	Eligible Options			Exercise Price of Eligible Options	Number of New Options if Eligible Options are Exchanged	Make ONE Election for each eligible grant	Post Exchange Vesting Period
		Vested	Unvested	Total				
444441	Aug-30-2006	750	0	750	$16.13	214	Exchange	*** Please see below
444442	Aug-21-2008	1,000	0	1,000	$11.16	571	Exchange	*** Please see below
444443	May-20-2010	1,125	375	1,500	$11.84	857	Exchange	*** Please see below
444444	May-19-2011	750	750	1,500	$11.33	857	Exchange	*** Please see below

*** 1/3 of the shares subject to the new options will vest on each of the first three (3) anniversaries of the new option grant date, subject to your continued service.

If you participate in the Stock Option Exchange Program and your eligible options are exchanged for new options, you will receive a new stock option agreement governing your new options as soon as reasonably practical after the Stock Option Exchange Program's expiration date.

Please be advised that you cannot update your election(s) after the Stock Option Exchange Program expires at 9:00 p.m. Pacific Time on August 6, 2013. However, you may return to this web site at any time before the Stock Option Exchange Program expiration date/time to update your election(s).

Log Out

The Intevac Stock Option Exchange Program expires at 9:00 p.m. Pacific Time on August 6, 2013. If you have questions, please contact the Computershare Call Center, Monday through Friday 8 a.m. to 8 p.m. Eastern Time at:

877-298-6228 (toll free from within the U.S.)
+1-201-680-6973 (call collect from outside the U.S.)

https://www.corp-action.net/Intevac/Confirmation.aspx 7/2/2013

Intevac Stock Option Exchange Program Page 1 of 1

INTEVAC

ELECTION SUMMARY

Current Date
Jul-02-2013

Intevac's Stock Option Exchange Program Expires August 6, 2013 @ 9:00 p.m. PT

Employee ID
44444

Name and Address
john doe
123 Test Drive Ave
TestSite, PA 12345 United States

Confirmation#
44444444070213113358

Welcome back john. The election reflected below was submitted on Jul-02-2013 08:33:51 AM Pacific Time. Click the "Exchange" or "Do not Exchange" button for each eligible stock option grant you intend to update, and then click Submit. If you would like to keep your current elections below click on the "Log Out" button.

Click here to access the **Option Exchange Analysis Tool** to help you evaluate your eligible options.

Eligible Option Grant #	Grant Date of Eligible Options	Eligible Options			Exercise Price of Eligible Options	Number of New Options if Eligible Options are Exchanged	Make ONE Election for each eligible grant	Post Exchange Vesting Period
		Vested	Unvested	Total				
444441	Aug-30-2006	750	0	750	$16.13	214	○ Exchange ● Do Not Exchange	*** Please see below
444442	Aug-21-2008	1,000	0	1,000	$11.16	571	○ Exchange ● Do Not Exchange	*** Please see below
444443	May-20-2010	1,125	375	1,500	$11.84	857	● Exchange ○ Do Not Exchange	*** Please see below
444444	May-19-2011	750	750	1,500	$11.33	857	● Exchange ○ Do Not Exchange	*** Please see below

*** 1/3 of the shares subject to the new options will vest on each of the first three (3) anniversaries of the new option grant date, subject to your continued service.

Submit   Log Out

The Intevac Stock Option Exchange Program expires at 9:00 p.m. Pacific Time on August 6, 2013. If you have questions, please contact the Computershare Call Center, Monday through Friday 8 a.m. to 8 p.m. Eastern Time at:

877-298-6228 (toll free from within the U.S.)
+1-201-680-6973 (call collect from outside the U.S.)

https://www.corp-action.net/Intevac/Summary.aspx 7/2/2013

Intevac Stock Option Exchange Program Page 1 of 1 You have logged out of the Intevac Stock Option Exchange Program web site. Please be advised that you cannot update your election(s) after the Stock Option Exchange Program expires at 9:00 p.m. Pacific Time on August 6, 2013. However, you may return to this web site at any time before the Stock Option Exchange Program expiration date/time to update your election(s). The Intevac Stock Option Exchange Program expires at 9:00 p.m. Pacific Time on August 6, 2013. If you have questions, please contact the Computershare Call Center, Monday through Friday 8 a.m. to 8 p.m. Eastern Time at: 877-298-6228 (toll free from within the U.S.) +1-201-680-6973 (call collect from outside the U.S.) https ://www. corp-action.net/Intevac/Logout.aspx 7/2/2013